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       As filed with the Securities and Exchange Commission on January 12, 1998
                                              Registration No. 333-__________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                HONDO OIL & GAS COMPANY
                (Exact name of registrant as specified in its charter)

                 Delaware                                95-1998768
        (State or other jurisdiction)                 (I.R.S. Employer
       of incorporation or organization)             Identification No.)

       10375 Richmond Avenue, Suite 900, Houston, Texas       77042
            (Address of principal executive offices)        (Zip Code)

             HONDO OIL & GAS COMPANY 1993 STOCK INCENTIVE PLAN, AS AMENDED
                               (Full title of the Plan)

                                     John J. Hoey
                                Hondo Oil & Gas Company
                           10375 Richmond Avenue, Suite 900
                                 Houston, Texas  77042
                        (Name and address of agent for service)

                                    (713) 954-4600
             (Telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
        Title of                     Maximum        Maximum
       Securities        Amount      Offering       Aggregate       Amount of
         to be           to be       Price          Offering       Registration
       Registered      Registered   Per Share        Price             Fee
       ------------------------------------------------------------------------
       Common Stock,   137,000(1)    $7.34(2)       $1,005,580        $297
       $1.00 par value

       (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options or rights to purchase or acquire the shares of Common Stock that may be granted under the Plan, and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

       (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange as of January 9, 1998.







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                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in this Part I (plan information and registrant information) will be sent or given to participating employees and eligible persons as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

            This Registration Statement is filed pursuant to General Instruction E for Form S-8.

                                        Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       ITEM 3    Incorporation of Certain Documents by Reference

            The following document of Hondo Oil & Gas Company (the "Company") filed with the Commission is incorporated herein by reference:

            (a) Registration Statement on Form S-8, Registration No. 33-53813, filed with the Commission on May 26, 1994, relating to the Company's 1993 Stock Incentive Plan.

       ITEM 5    Interests of Named Experts and Counsel

            The validity of the Common Stock issuable upon exercise of the options, is being passed upon for the Company by C.B. McDaniel an employee of the Company. Mr. McDaniel holds options to acquire 60,000 shares of the Common Stock of the Company at exercise prices ranging from $7.50 to $14.625 per share. At December 31, 1997, options to acquire 55,000 of such shares were exercisable.

       ITEM 8    Exhibits

            Exhibits required by Item 601 of Regulation S-K are set forth in the Exhibit Index commencing on page 4.
















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                                      SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 1998.

                                HONDO OIL & GAS COMPANY

                                By:  /s/ John J. Hoey
                                     -------------------------------------
                                     John J. Hoey
                                     President and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signatures               Title                       Date
       ----------------------------------------------------------------------

       /s/ John J. Hoey         President and CEO,       January 12, 1998
       ------------------------ Director
       John J. Hoey

       /s/ Douglas G. McNair    Director                 January 12, 1998
       ------------------------
       Douglas G. McNair

       /s/ Nicholas J. Morrell  Director                 January 12, 1998
       ------------------------
       Nicholas J. Morrell

       /s/ John F. Price        Director*                January 12, 1998
       ------------------------
       John F. Price

       /s/ Robert K. Steer      Director                 January 12, 1998
       ------------------------
       Robert K. Steer

       /s/ R. E. Whitten        Director*                January 12, 1998
       ------------------------
       R. E. Whitten

       /s/ Stanton J. Urquhart  Vice President and       January 12, 1998
       -----------------------  Controller
       Stanton J. Urquhart

       *    Member of the 1993 Stock Incentive Plan Committee.








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                                     EXHIBIT INDEX

       EXHIBIT NO.         SUBJECT
       -----------         --------

            4.1 The Hondo Oil & Gas Company 1993 Stock Incentive Plan, as amended by the Board of Directors of the Company on May 28, 1996 and as effective on that date, is included in the Appendix to the Company's 1997 Proxy Statement filed with the Securities and Exchange Commission on February 10, 1997, under File No. 1-8979 and incorporated by reference.

            4.2       Form of Employee Incentive and Nonqualified Stock Option
                      Agreement

            5         Opinion of Counsel to the Company.

            23.1      Consent of Independent Accountants.

            23.2 Consent of Counsel to the Company (included in the opinion filed as Exhibit 5).







































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